UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2013

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32185	36-3953261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03    Material Modification to Rights of Security Holders.
As previously disclosed, on June 27, 2013 at the 2013 annual meeting of stockholders of Inland Real Estate Corporation (the “Company”), the stockholders of the Company approved a proposal to amend and restate the Company's charter to accord generally with the practices of other REITs listed on the New York Stock Exchange as described in the Company's revised definitive proxy statement filed with the Securities & Exchange Commission (the “SEC”) on May 13, 2013 as revised by its proxy statement supplements filed with the SEC on June 19, 2013 and June 27, 2013 (together, the “Proxy Statement”), which is incorporated into this Item 3.03 disclosure by reference. As also previously disclosed, on July 15, 2013, the Company reconvened its 2013 annual meeting of stockholders, at which time the stockholders approved another proposal to amend and restate the Company's charter to remove provisions originally included to comply with the NASAA REIT Guidelines as described in the Proxy Statement. On August 2, 2013, the Company filed with the State of Maryland the Company's Fifth Articles of Amendment and Restatement (the “Fifth Articles”) to amend and restate its charter in accord with the proposals approved by its stockholders at the 2013 annual meeting. The general effect of the filing of the Fifth Articles upon the rights of holders of the Company's common stock was described in the Proxy Statement. A copy of the complete text of the Fifth Articles as filed with the State of Maryland is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 3.03 disclosure by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 5, 2013, the board of directors of the Company approved the amendment and restatement of the Company's bylaws, which became effective upon approval. The general intent of the amendment and restatement is to conform the Company's bylaws to the provisions of its charter that changed upon the filing of the Fifth Articles with the State of Maryland. A copy of the complete text of the Amended and Restated Bylaws of the Company Effective August 5, 2013 is attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated into this Item 5.03 disclosure by reference.
Article II, Section 7 of the Company's bylaws has been amended to provide that the Maryland Control Share Acquisition Act shall not apply to any acquisition of shares of capital stock of the Company. Previously, the bylaws exempted from the Maryland Control Share Acquisition Act only acquisitions by an “Existing Holder,” which is a defined term that previously applied to the Company's common stock under its Fourth Articles of Amendment and Restatement but that is not used with respect to the Company's common stock in the Fifth Articles. This section of the bylaws as revised states that it may be repealed at any time, whether before or after an acquisition of control shares and, upon such repeal, may apply to any prior or subsequent control share acquisition to the extent provided by any successor bylaw.
Article III, Section 3 of the Company's bylaws has been amended to provide that any director of the Company may be removed at any meeting of stockholders by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of directors. Previously, the bylaws provided that a director could be removed by stockholders owning at least a majority of the outstanding shares of the Company's capital stock in the manner provided in the charter. The Company's Fourth Articles of Amendment and Restatement provided that a director may be removed with or without cause by the affirmative vote of the holders of at least a majority of all the votes entitled to be cast for the election of directors. The Fifth Articles do not provide the manner in which directors (other than Preferred Stock Directors) may be removed. The manner in which directors (other than Preferred Stock Directors) may be removed is now described in the Company's bylaws as described above.
Articles VII, Section 1 of the Company's bylaws has been amended to conform the indemnification provisions of the bylaws to the indemnification provisions in the Fifth Articles. The changes to these indemnification provisions are described in the Proxy Statement, which description is incorporated into this Item 5.03 disclosure by reference.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits:
	Exhibit No.	Description
	3.1	Fifth Articles of Amendment and Restatement of the Company
	3.2	Amended and Restated Bylaws of the Company Effective August 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

Date: August 7, 2013	By:	/s/ Mark E. Zalatoris
	Name:	Mark E. Zalatoris
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Fifth Articles of Amendment and Restatement of the Company
3.2	Amended and Restated Bylaws of the Company Effective August 5, 2013